Exhibit 99.1

News	FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports 2009 Second Quarter Financial Results

CHICAGO (July 28, 2009) — Heidrick & Struggles International, Inc. (Nasdaq: HSII), the world’s premier executive search and leadership consulting firm, today announced financial results for the second quarter ended June 30, 2009.

Consolidated net revenue of $93.1 million declined 45.1 percent from $169.5 million in the 2008 second quarter, or approximately 41 percent on a constant currency basis. Net revenue declined 44.4 percent in the Americas, 48.5 percent in Europe (approximately 39 percent on a constant currency basis), and 40.7 percent in the Asia Pacific region (approximately 36 percent on a constant currency basis).

The number of executive search confirmations in the quarter decreased 37.1 percent compared to the 2008 second quarter and was essentially the same as in the 2009 first quarter. The number of consultants at June 30, 2009 was 380, compared to 408 at June 30, 2008, and 403 at March 31, 2009. Productivity, as measured by annualized net revenue per consultant, was $0.9 million compared to $1.7 million in the 2008 second quarter. The average revenue per executive search was $102,700 compared to $122,200 in last year’s second quarter.

Commenting on the second quarter results Chief Executive Officer L. Kevin Kelly said, “Year-over-year comparisons reflect the severity of this historic recession on our business, but the results also reflect the positive impact of strategic actions we have taken over the last several quarters to better position the company to weather the downturn and capitalize on the recovery. Measures taken to better align our cost structure with first quarter confirmation levels resulted in a small operating profit in the second quarter, excluding restructuring and impairment charges. There were also some encouraging improvements in the business as compared to the first quarter including an increase in net revenue, driven by the Americas and Asia Pacific, and stability in the level of search confirmations.”

Consolidated salaries and employee benefits declined 44.9 percent to $64.6 million, from $117.3 million in the comparable quarter of 2008. This decrease mostly reflects a reduction in bonus expense associated with the decline in revenue, and a decline in base salaries resulting from the company’s workforce reductions in January and May 2009. Salaries and employee benefits as a percentage of net revenue were 69.4 percent for the quarter, compared to 69.2 percent in the 2008 second quarter.

Consolidated general and administrative expenses were $28.0 million, down 16.5 percent from $33.5 million reported in the comparable prior-year period. The decline reflects the positive impact of various cost savings initiatives. As a percentage of net revenue, consolidated general and administrative expenses were 30.1 percent, compared to 19.8 percent in the 2008 second quarter, reflecting the decline in revenue.

The reported operating loss in the 2009 second quarter of $11.6 million compares to operating income in the 2008 second quarter of $18.7 million. The reported net loss in the 2009 second quarter was $15.8 million and the net loss per share was $0.93. The effective tax rate in the quarter was 5.7 percent which reflects an adjusted full-year expected annualized tax benefit rate of approximately 27 percent, down from approximately 42 percent benefit rate in the first quarter. The lower expected annualized tax rate is a result of a change in the projection and mix of income or loss worldwide including additional unbenefitted foreign losses, and the recording of a valuation allowance on certain deferred tax assets. In the 2008 second quarter net income was $12.7 million and diluted earnings per share were $0.72, which reflected an effective tax rate in the quarter of 38.0 percent.

Excluding restructuring and impairment charges of $12.1 million, which management believes more appropriately reflects core operations, 2009 second quarter operating income was $0.5 million, the net loss was $3.0 million, and the net loss per share was $0.18 (applying the reported tax rate.) Restructuring charges of $8.3 million were mostly comprised of cash charges related to severance expense, and the balance represents a non-cash charge of $3.8 million related to the impairment of an intangible asset associated with a prior acquisition.

Net cash used by operating activities was $18.9 million, compared to net cash generated of $37.4 million in the 2008 second quarter. Reflecting the impact of the company’s cost savings initiatives, June represented the first month in 2009 of positive operating cash flow. Cash and cash equivalents at June 30, 2009 were $64.6 million, compared to $96.4 million at March 31, 2009 and $146.1 million at June 30, 2008.

Regional Review

$ in millions	2Q 09	2Q 08	Change	2Q 09	1Q 09	Change
Americas
Net revenue	$48.3	$87.0	$(38.7)	$48.3	$46.4	$1.9
Operating income	$5.1	$12.6	$(7.5)	$5.1	$(7.5)	$12.6
Consultants	178	213	(35)	178	188	(10)

Europe
Net revenue	$27.5	$53.3	$(25.9)	$27.5	$28.1	$(0.6)
Operating income	$1.4	$7.7	$(6.3)	$1.4	$(2.6)	$4.1
Consultants	122	120	2	122	128	(6)

Asia Pacific
Net revenue	$17.3	$29.2	$(11.9)	$17.3	$14.7	$2.6
Operating income	$2.2	$6.6	$(4.4)	$2.2	$(1.1)	$3.3
Consultants	80	75	5	80	87	(7)

Corporate	$(8.2)	$(8.2)	$(0.0)	$(8.2)	$(7.8)	$(0.4)
Restructuring & impairment charges	$(12.1)	$—	$(12.1)	$(12.1)	$(13.4)	$1.3

Operating income (loss)	$(11.6)	$18.7	$(30.2)	$(11.6)	$(32.4)	$20.8

In the 2009 second quarter, all regions reported year-over-year declines in net revenue and operating income. All of the industry practice groups in each region experienced declines. Compared to the 2009 first quarter, the Americas achieved an increase in net revenue driven by improvements in the Consumer, Education/Nonprofit, Industrial, and Business & Professional Services practices, as well as Leadership Consulting Services. Asia Pacific also achieved a sequential increase in net revenue as driven by improvements in the Consumer, Financial Services, Life Sciences, Education/Nonprofit, and Business & Professional Services practices, as well as Leadership Consulting Services. In Europe, the Financial Services, Life Sciences, and Technology practices all achieved sequential growth in net revenue, but this was offset by declines in the other practices and in Leadership Consulting Services. All three regions realized improvements in operating income compared to the first quarter.

Six Months Results

For the six months ended June 30, 2009, consolidated net revenue of $182.3 million declined 43.5 percent from $322.7 million in the first six months of 2008, or approximately 38 percent on a constant currency basis. The number of executive searches confirmed in the first six months of 2009 declined 37.7 percent compared to the first six months of 2008. The reported operating loss of $43.9 million compares to operating income of $29.5 million for the first six months of 2008. The reported net loss for the first six months of 2009 was $34.7 million and the net loss per share was $2.07, reflecting an effective tax benefit rate of 27.0 percent. Net income for the first six months of 2008 was $19.8 million and diluted earnings per share were $1.10, which reflected an effective tax rate of 38.8 percent. Excluding restructuring and impairment charges of $25.4 million, which management believes more appropriately reflects core operations, the operating loss for the first six months of 2009 was $18.5 million, the net loss was $16.1 million and the net loss per share was $0.96 (applying the reported tax rate.)

2009 Outlook

Kelly added, “Although we remain optimistic about an improvement in our business in the later half of the year, it will be weaker than we had previously expected. Market conditions remain volatile and uncertain and this is impacting our ability to accurately forecast. We have better aligned our cost structure with lower revenue levels, and expect significant operating leverage in our business when the economy improves. I am confident that as a result of the decisions we have made to retain our key talent while implementing other cost cutting initiatives, Heidrick & Struggles will emerge from the economic downturn stronger, more competitive, and more profitable.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review 2009 second quarter results today, July 28, at 9:00 am central time. Participants may access the company’s call and supporting slides through the internet at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc. is the world’s premier provider of senior-level executive search and leadership consulting services, including succession planning, executive assessment, talent retention management, executive development, transition consulting for newly appointed executives, and M&A human capital integration consulting. For more than 55 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles leadership experts operate from principal business centers in North America, Latin America, Europe and Asia Pacific. For more information about Heidrick & Struggles, please visit www.heidrick.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the Corporation has provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are: operating income (loss), net income (loss), net income (loss) per share (i.e., EPS), and excluding restructuring and impairment charges. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things: our ability to attract and retain qualified executive search consultants; further declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to realize our tax loss carryforwards; the timing of the establishment or reversal of valuation allowance on deferred tax assets; the mix of profit and loss by country; an impairment of our goodwill and other intangible assets; delays in the development and/or implementation of new technology and systems; and, the ability to meet and achieve the expected savings resulting from cost-reduction initiatives and restructuring activities. Our reports filed with the U.S. Securities and Exchange Commission also include information on factors that may affect the outcome of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Contacts

Investors & Analysts:

Julie Creed, VP, Investor Relations: +1 312 496 1774 or jcreed@heidrick.com

Heidrick & Struggles International, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		$ Change	% Change
	2009	2008
Revenue:
Revenue before reimbursements (net revenue)	$93,115	$169,518	$(76,403)	-45.1%
Reimbursements	4,507	8,297	(3,790)	-45.7%

Total revenue	97,622	177,815	(80,193)	-45.1%

Operating expenses:
Salaries and employee benefits	64,586	117,318	(52,732)	-44.9%
General and administrative expenses	28,005	33,533	(5,528)	-16.5%
Reimbursed expenses	4,507	8,297	(3,790)	-45.7%
Restructuring and impairment charges	12,077	—	12,077

Total operating expenses	109,175	159,148	(49,973)	-31.4%

Operating income (loss)	(11,553)	18,667	(30,220)	-161.9%

Non-operating income (expense):
Interest income, net	179	905
Other, net	(3,538)	982

Net non-operating income (expense)	(3,359)	1,887

Income (loss) before income taxes	(14,912)	20,554

Provision for income taxes	855	7,810

Net income (loss)	$(15,767)	$12,744

Basic weighted average common shares outstanding	16,981	16,884
Diluted weighted average common shares outstanding	16,981	17,672
Basic earnings (loss) per common share	$(0.93)	$0.75
Diluted earnings (loss) per common share	$(0.93)	$0.72
Salaries and employee benefits as a percentage of net revenue	69.4%	69.2%
General and administrative expense as a percentage of net revenue	30.1%	19.8%
Operating income as a percentage of net revenue	n/a	11.0%
Effective tax rate	-5.7%	38.0%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

	Three Months Ended June 30,
	2009	2008	$ Change	% Change	2009 Margin *	2008 Margin *
Revenue:
Americas	$48,333	$87,002	$(38,669)	-44.4%
Europe	27,490	53,344	(25,854)	-48.5%
Asia Pacific	17,292	29,172	(11,880)	-40.7%

Revenue before reimbursements (net revenue)	93,115	169,518	(76,403)	-45.1%
Reimbursements	4,507	8,297	(3,790)	-45.7%

Total revenue	$97,622	$177,815	$(80,193)	-45.1%

Operating income (loss):
Americas	$5,107	$12,558	$(7,451)	-59.3%	10.6%	14.4%
Europe	1,426	7,680	(6,254)	-81.4%	5.2%	14.4%
Asia Pacific	2,217	6,619	(4,402)	-66.5%	12.8%	22.7%

Total regions	8,750	26,857	(18,107)	-67.4%	9.4%	15.8%
Corporate	(8,226)	(8,190)	(36)	-0.4%

Operating income before restructuring and impairment charges	524	18,667	(18,143)	-97.2%	0.6%	11.0%
Restructuring and impairment charges	(12,077)	—	(12,077)

Operating income (loss)	$(11,553)	$18,667	$(30,220)	-161.9%		11.0%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30,		$ Change	% Change
	2009	2008
Revenue:
Revenue before reimbursements (net revenue)	$182,256	$322,657	$(140,401)	-43.5%
Reimbursements	9,065	15,099	(6,034)	-40.0%

Total revenue	191,321	337,756	(146,435)	-43.4%

Operating expenses:
Salaries and employee benefits	143,926	227,924	(83,998)	-36.9%
General and administrative expenses	56,824	65,190	(8,366)	-12.8%
Reimbursed expenses	9,065	15,099	(6,034)	-40.0%
Restructuring and impairment charges	25,439	—	25,439

Total operating expenses	235,254	308,213	(72,959)	-23.7%

Operating income (loss)	(43,933)	29,543	(73,476)	-248.7%

Non-operating income (expense):
Interest income, net	848	2,946
Other, net	(4,444)	(105)

Net non-operating income (expense)	(3,596)	2,841

Income (loss) before income taxes	(47,529)	32,384

Provision for (benefit from) income taxes	(12,835)	12,572

Net income (loss)	$(34,694)	$19,812

Basic weighted average common shares outstanding	16,751	17,090
Diluted weighted average common shares outstanding	16,751	18,066
Basic earnings (loss) per common share	$(2.07)	$1.16
Diluted earnings (loss) per common share	$(2.07)	$1.10
Salaries and employee benefits as a percentage of net revenue	79.0%	70.6%
General and administrative expense as a percentage of net revenue	31.2%	20.2%
Operating income (loss) as a percentage of net revenue	n/a	9.2%
Effective tax rate	27.0%	38.8%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

	Six Months Ended June 30,
	2009	2008	$ Change	% Change	2009 Margin *	2008 Margin *
Revenue:
Americas	$94,720	$164,339	$(69,619)	-42.4%
Europe	55,562	106,210	(50,648)	-47.7%
Asia Pacific	31,974	52,108	(20,134)	-38.6%

Revenue before reimbursements (net revenue)	182,256	322,657	(140,401)	-43.5%
Reimbursements	9,065	15,099	(6,034)	-40.0%

Total revenue	$191,321	$337,756	$(146,435)	-43.4%

Operating income (loss):
Americas	$(2,367)	$24,282	$(26,649)	-109.7%		14.8%
Europe	(1,208)	12,941	(14,149)	-109.3%		12.2%
Asia Pacific	1,150	9,341	(8,191)	-87.7%	3.6%	17.9%

Total regions	(2,425)	46,564	(48,989)	-105.2%		14.4%
Corporate	(16,069)	(17,021)	952	5.6%

Operating income (loss) before restructuring and impairment charges	(18,494)	29,543	(48,037)	-162.6%		9.2%
Restructuring and impairment charges	(25,439)	—	(25,439)

Operating income (loss)	$(43,933)	$29,543	$(73,476)	-248.7%		9.2%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2009	December 31, 2008
	(Unaudited)
Current assets:
Cash and cash equivalents	$64,628	$234,531
Accounts receivable, net	65,399	68,233
Other receivables	5,467	8,586
Prepaid expenses	21,941	19,520
Other current assets	1,372	1,788
Income taxes recoverable, net	21,420	7,719
Deferred income taxes, net	13,498	13,893

Total current assets	193,725	354,270

Non-current assets:
Property and equipment, net	27,565	28,172
Restricted cash	9,489	9,655
Assets designated for retirement and pension plans	25,073	24,973
Investments	9,694	12,594
Other non-current assets	8,650	7,203
Goodwill	107,373	101,234
Other intangible assets, net	9,394	13,543
Deferred income taxes, net	33,630	35,313

Total non-current assets	230,868	232,687

Total assets	$424,593	$586,957

Current liabilities:
Accounts payable	$5,645	$11,977
Accrued salaries and employee benefits	51,616	163,695
Other current liabilities	34,175	49,443
Current portion of accrued restructuring charges	9,366	2,280

Total current liabilities	100,802	227,395

Non-current liabilities:
Retirement and pension plans	28,148	27,503
Other non-current liabilities	25,831	25,755

Total non-current liabilities	53,979	53,258

Stockholders’ equity	269,812	306,304

Total liabilities and stockholders’ equity	$424,593	$586,957

Heidrick & Struggles International, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2009	2008

Cash flows from operating activities:
Net income (loss)	$(15,767)	$12,744
Adjustments to reconcile net income (loss) to net cash used in operating activities:	—	—
Depreciation and amortization	2,925	2,653
Write-off of investment	2,977	—
Deferred income taxes	(3,746)	3,457
Net realized and unrealized (gains) losses on investments	327	(22)
Stock-based compensation expense, net	4,643	5,920
Impairment charge	3,849	—
Restructuring charges	8,228	—
Cash paid for restructuring charges	(9,419)	(681)
Changes in assets and liabilities, net of effects of acquisitions:	0
Trade and other receivables	(2,731)	(7,346)
Accounts payable	(1,698)	668
Accrued expenses	(12,878)	28,664
Income taxes (recoverable) payable, net	1,010	(4,319)
Retirement and pension assets and liabilities	2,347	10
Prepayments, net	1,683	(1,970)
Other assets and liabilities, net	(682)	(2,351)

Net cash provided by (used in) operating activities	(18,932)	37,427

Cash flows from investing activities:
Restricted cash	51	(53)
Acquisition of businesses, net of cash acquired	(11,625)	(10,874)
Capital expenditures	(1,222)	(1,616)
Proceeds from sales of equity securities	6	346
Payments to consultants related to sales of equity securities	—	(151)
Proceeds from sale of a business	—	1,559
Other, net	10	8

Net cash used in investing activities	(12,780)	(10,781)

Cash flows from financing activities:
Proceeds from stock options exercised	563	249
Purchases of treasury stock	—	(23,974)
Cash dividends paid	(2,336)	(2,235)
Payment of employee tax withholdings on equity transactions	(490)	(1,402)

Net cash used in financing activities	(2,263)	(27,362)

Effect of exchange rate fluctuations on cash and cash equivalents	2,231	3,967

Net increase (decrease) in cash and cash equivalents	(31,744)	3,251
Cash and cash equivalents at beginning of period	96,372	142,823

Cash and cash equivalents at end of period	$64,628	$146,074

Supplemental schedule of noncash financing activities:
Beginning of period - Accrued treasury stock purchases	$—	$2,847
Treasury stock purchases	—	21,833
Cash paid for treasury stock purchases	—	(23,974)

Accrued treasury stock purchases	$—	$706

Heidrick & Struggles International, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2009	2008

Cash flows from operating activities:
Net income (loss)	$(34,694)	$19,812
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	5,583	5,360
Write-off of investment	2,977	—
Deferred income taxes	(3,719)	4,975
Net realized and unrealized losses on investments	344	2
Stock-based compensation expense, net	10,670	12,569
Impairment charge	3,849	—
Restructuring charges	21,590	—
Cash paid for restructuring charges	(16,977)	(1,405)
Changes in assets and liabilities, net of effects of acquisitions:
Trade and other receivables	7,579	(33,783)
Accounts payable	(842)	361
Accrued expenses	(112,238)	(68,712)
Income taxes recoverable, net	(13,679)	(7,093)
Retirement and pension assets and liabilities	548	(206)
Prepayments, net	(1,952)	(5,972)
Other assets and liabilities, net	(1,218)	(1,315)

Net cash used in operating activities	(132,179)	(75,407)

Cash flows from investing activities:
Restricted cash	159	138
Acquisition of businesses, net of cash acquired	(15,453)	(11,045)
Capital expenditures	(9,463)	(5,168)
Purchases of equity method investments	(1,300)	—
Proceeds from sales of equity securities	6	426
Payments to consultants related to sales of equity securities	—	(169)
Proceeds from sales of short-term investments	—	22,275
Proceeds from sale of a business	—	1,559
Other, net	10	8

Net cash provided by (used in) investing activities	(26,041)	8,024

Cash flows from financing activities:
Proceeds from stock options exercised	1,238	580
Purchases of treasury stock	—	(41,987)
Cash dividends paid	(4,832)	(4,481)
Payment of employee tax withholdings on equity transactions	(3,065)	(8,123)

Net cash used in financing activities	(6,659)	(54,011)

Effect of exchange rate fluctuations on cash and cash equivalents	(5,024)	6,888

Net decrease in cash and cash equivalents	(169,903)	(114,506)
Cash and cash equivalents at beginning of period	234,531	260,580

Cash and cash equivalents at end of period	$64,628	$146,074

Supplemental schedule of noncash financing activities:
Beginning of period - Accrued treasury stock purchases	$—	$1,605
Treasury stock purchases	—	41,088
Cash paid for treasury stock purchases	—	(41,987)

Accrued treasury stock purchases	$—	$706